Exhibit 99.1

          EDUCATION MANAGEMENT CORPORATION ANNOUNCES THE ART INSTITUTE
                    OF DALLAS PLACED ON PROBATIONARY STATUS

    PITTSBURGH, Dec. 12 /PRNewswire-FirstCall/ -- Education Management Corporation (Nasdaq: EDMC) (the "Company") announced today that The Art Institute of Dallas has been placed on probation by the Commission on Colleges of the Southern Association of Colleges and Schools (the "Commission"). While the Company has yet to receive formal notification from the Commission, the Company understands that the action relates solely to The Art Institute of Dallas's failure to satisfactorily document clearly identified expected outcomes and assessments for its programs and services as required by the Commission's institutional effectiveness comprehensive standard. The Commission, in connection with reaffirming the accreditation of The Art Institute of Dallas for a ten year period in December 2003, required the school to provide evidence of compliance with this standard by December 2005.

    John R. McKernan, Jr., Chief Executive Officer and Vice-Chairman of the Company, stated, "We take this action by the Commission very seriously and expect to adequately address these process and documentation issues during the one year probationary period. The Board of Trustees of The Art Institute of Dallas recently hired a new President who starts January 3, 2006 and who will make positive resolution of this matter a top priority. We believe The Art Institute of Dallas has provided and will continue to provide our students with a quality education."

    As of October 2005, approximately 1,300 students attended The Art Institute of Dallas, which is one of the Company's thirty-one Art Institute schools.

    Education Management Corporation (http://www.edmc.com) is among the largest providers of private post-secondary education in North America, based on student enrollment and revenue. Student enrollment exceeded 72,000 as of fall 2005. EDMC has 71 primary campus locations in 24 states and two Canadian provinces. EDMC's education institutions offer a broad range of academic programs concentrated in the media arts, design, fashion, culinary arts, behavioral sciences, health sciences, education, information technology, legal studies and business fields, culminating in the award of associate's through doctoral degrees. EDMC has provided career-oriented education for over 40 years.

    This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are typically identified by words such as "believe," "confident," "expect," "project," "intend," and similar expressions. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include the execution of our institutional effectiveness plan, changes in regulations by the Commission and those matters disclosed in our Securities and Exchange Commission filings, including under the heading "Risks Related to Our Business" in our Form 10-K for the fiscal year ended June 30, 2005. Our past results are not necessarily indicative of our future results. We do not undertake any obligation to update any forward-looking statements.

     FOR: Education Management Corporation

          COMPANY CONTACTS:
           Robert McDowell
           Executive Vice President and Chief Financial Officer
           (412) 562-0900
           James Sober, CFA
           Vice President, Finance
           (412) 995-7684

SOURCE  Education Management Corporation
    -0-                             12/12/2005
    /CONTACT:
Robert McDowell, Executive Vice President and Chief Financial Officer, or +1-412-562-0900, or James Sober, CFA, Vice President, Finance,
+1-412-995-7684 /
    /Web site:  http://www.edmc.com /
    (EDMC)